Exhibit 5.3

May 9, 2008

OSI Restaurant Partners, LLC

2202 N. West Shore Blvd., 5th Floor

Tampa, Florida 33607

OSI Co-Issuer, Inc.

2202 N. West Shore Blvd., 5th Floor

Tampa, Florida 33607

Re:	$550,000,000 aggregate principal amount of 10% Senior Notes due 2015 of OSI Restaurant Partners, LLC and OSI Co-Issuer, Inc. issued in exchange for $550,000,000 aggregate principal amount of 10% Senior Notes due 2015 of OSI Restaurant Partners, LLC and OSI Co-Issuer, Inc.

Ladies and Gentlemen:

We have acted as special counsel in the State of Florida (the “State”) to the OSI Restaurant Partners, LLC, a Delaware corporation, and OSI Co-Issuer, Inc., a Delaware corporation (collectively the “Co-Issuers”), and the Florida Guarantors (defined herein) in connection with (i) the proposed issuance by the Co-Issuers in the exchange offer (the “Exchange Offer”) of $550,000,000 aggregate principal amount of 10% Senior Notes due 2015 (the “Exchange Notes”) which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Co-Issuers’ outstanding 10% Senior Notes due 2015 (the “Outstanding Notes”),which have not been, and will not be, so registered, and (ii) the guarantees of the Exchange Notes (the “Exchange Guarantees”) by the Florida Guarantors.

The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of June 14, 2007, between the Co-Issuers, the Guarantors named therein (the “Guarantors”; those Guarantors organized and existing under the laws of the State, a schedule of which is attached hereto as “Schedule 1”, are hereinafter referred to collectively as the “Florida Guarantors” and individually as a “Florida Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented and modified by First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Seventh Supplemental Indenture (as supplemented and modified, the “Indenture”). The terms of the Exchange Guarantees are contained in the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Exchange Notes and the Exchange Guaranties will be registered under the Securities Act pursuant to the registration statement on Form S-4 filed by the Co-Issuers and the Guarantors with the Securities and Exchange Commission (the “Registration Statement”).

This opinion is furnished in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act.

In arriving at the opinions expressed below:

(a) We have examined and relied on the facsimile copy of the Indenture submitted to us by your counsel.

(b) With regard to each Florida Guarantor that is a Florida limited partnership, we have examined (i) the Certificate of Limited Partnership and any amendments thereto that have been filed with the Florida Department of State for such entity as certified by the Florida Department of State and (ii) its “partnership agreement” as defined in “(e)” below.

(c) With regard to each Florida Guarantor that is a Florida limited liability company, we have examined (i) the Articles of Organization and any amendments thereto that have been filed with the Florida Department of State for such entity, as certified by the Florida Department of State, (ii) the Certificate of Conversion that has been filed with the Department of State with respect to the predecessor of such entity, (iii) the Plan of Conversion adopted by the predecessor of such entity, and (iv) its “operating agreement” as defined in “(f)” below.

(d) With regard to each Florida Guarantor that is a Florida corporation, we have examined (i) the Articles of Incorporation and any amendments thereto that have been filed with the Florida Department of State for such entity, as certified by the Florida Department of State and (ii) a copy of its by-laws, as certified to us as being current, accurate and complete by an authorized officer of such corporation.

(e) With regard to each Florida Guarantor that is a Florida limited partnership, we have examined copies of those documents which purport to be a full and complete, and currently effective, “partnership agreement” of such limited partnership ((as “partnership agreement” is defined in the Florida Revised Limited Partnership Act (2005) (the “LP Act”)), and for this purpose have relied exclusively upon a certification from the general partner or managing general partner of such limited partnership, including an addendum to certificate pertaining to the limited partner of each such limited partnership, in the form attached hereto as Exhibit A (the “Certifications”), that such copies represent all documents that could be considered part of the currently effective and complete “partnership agreement” of such limited partnership, and we have not made any further inquiry or investigation into the accuracy of or completeness of such certification. We are assuming that such documents (as evidenced by the copies so presented and certified to us) would exhaustively evidence and constitute the sole and exclusive repository of any and all agreements, commitments, undertakings and other understandings among the persons who purport to be the partners of such limited partnership for the purpose of identifying the complete and currently effective “partnership agreement” for that limited partnership within the meaning of the LP Act.

(f) With regard to each Florida Guarantor that is a Florida limited liability company, we have examined copies of those documents which purport to be a full and complete, and currently effective, “operating agreement” of such limited liability company (as “operating agreement” is defined in the Florida Limited Liability Company Act (the “LLC Act”)), and for this purpose have relied exclusively upon a certification from the managing member or manager of such limited liability company (in the form attached hereto as the Certifications) that such copies represent all documents that could be considered part of

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the currently effective and complete “operating agreement” of such limited liability company, and we have not made any further inquiry or investigation into the accuracy of or completeness of such certification. We are assuming that such documents (as evidenced by the copies so presented and certified to us) would exhaustively evidence and constitute the sole and exclusive repository of any and all agreements, commitments, undertakings and other understandings among the persons who purport to be the members of such limited liability company for the purpose of identifying the complete and currently effective “operating agreement” for that limited liability company within the meaning of the LLC Act.

(g) In the case of Outback/Hawaii-I, Limited Partnership, we are relying upon the opinion given by our firm’s Atlanta, Georgia office with respect to the existence, good standing and authority of its general partner as of the date of its execution and delivery of the Exchange Guarantee.

(h) We have assumed that the Indenture has been executed and delivered by the parties thereto.

(i) We have assumed the genuineness of all signatures, the authenticity of the documents, certificates (and each exhibit attached thereto) and all other writings submitted to us as originals, the conformity to original writings of all copies submitted to us as certified or photostatic copies, the delivery of fully executed originals of the Indenture by each party thereto to the other party(ies), the legal capacity of all natural persons executing the documents, certificates and other writings (or copies thereof) submitted to us, and the accuracy of the Certifications, without any further investigation.

Upon and subject to the foregoing, we are of the opinion that the Exchange Guarantees have been duly authorized by all necessary corporate, limited liability company or limited partnership actions, as applicable.

The opinions set forth in this letter are subject to the following assumptions, qualifications and limitations:

1. This opinion letter is rendered as of the effective date set forth above, and we express no opinion regarding, nor do we undertake to advise you of, any change in laws, circumstances or events which may occur after that date.

2. This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

3. While certain members of this firm are admitted to practice in other jurisdictions, for purposes of this opinion letter we have not examined any laws other than the laws of the State, nor have we consulted with members of this firm who are admitted in other jurisdictions with respect to the laws of such jurisdictions; accordingly, the foregoing opinions apply only with respect to said laws examined by us and we express no opinion with respect to the laws of any other jurisdiction. We express no opinion as to the securities laws of the State. The provisions of this opinion letter, however, do not limit or expand or otherwise affect any separate loan opinion letters delivered by other offices of our law firm to the Lender in connection with the financing transaction contemplated by the Note Documents.

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We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Notes and the Exchange Guarantees. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

GREENBERG TRAURIG, P.A.

By:	/s/ Steven E. Goldman
Steven E. Goldman, Shareholder

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SCHEDULE 1

	Name of Guarantor	Jurisdiction
1.	A La Carte Event Pavilion, Ltd.	FL

2.	Carrabba’s Italian Grill, LLC	FL

3.	Carrabba’s Italian Market, LLC	FL

4.	Carrabba’s of Baton Rouge, LLC	FL

5.	Carrabba’s Shreveport, LLC	FL

6.	Carrabba’s/Arizona-I, Limited Partnership	FL

7.	Carrabba’s/Birchwood, Limited Partnership	FL

8.	Carrabba’s/Bobby Pasta, Limited Partnership	FL

9.	Carrabba’s/Broken Arrow, Limited Partnership	FL

10.	Carrabba’s/Canton, Limited Partnership	FL

11.	Carrabba’s/Carolina-I, Limited Partnership	FL

12.	Carrabba’s/Central Florida-I, Limited Partnership	FL

13.	Carrabba’s/Chicago, Limited Partnership	FL

14.	Carrabba’s/Colorado-I, Limited Partnership	FL

15.	Carrabba’s /Crestview Hills, Limited Partnership	FL

16.	Carrabba’s/Dallas-I, Limited Partnership	FL

17.	Carrabba’s/DC-I, Limited Partnership	FL

18.	Carrabba’s/First Coast, Limited Partnership	FL

19.	Carrabba’s/Great Lakes-I, Limited Partnership	FL

20.	Carrabba’s/Gulf Coast-I, Limited Partnership	FL

21.	Carrabba’s/Heartland-I, Limited Partnership	FL

22.	Carrabba’s/Mid Atlantic-I, Limited Partnership	FL

23.	Carrabba’s/Mid East, Limited Partnership	FL

	Name of Guarantor	Jurisdiction
24.	Carrabba’s/New England, Limited Partnership	FL

25.	Carrabba’s/Ohio, Limited Partnership	FL

26.	Carrabba’s/Outback, Limited Partnership	FL

27.	Carrabba’s/Pensacola, Limited Partnership	FL

28.	Carrabba’s/Second Coast, Limited Partnership	FL

29.	Carrabba’s/South Florida-I, Limited Partnership	FL

30.	Carrabba’s/South Texas-I, Limited Partnership	FL

31.	Carrabba’s/Sun Coast, Limited Partnership	FL

32.	Carrabba’s/Texas, Limited Partnership	FL

33.	Carrabba’s/Tri State-I, Limited Partnership	FL

34.	Carrabba’s/Tropical Coast, Limited Partnership	FL

35.	Carrabba’s/Virginia, Limited Partnership	FL

36.	Carrabba’s/West Florida-I, Limited Partnership	FL

37.	Carrabba’s/Z Team Two-I, Limited Partnership	FL

38.	Carrabba’s/Z Team-I, Limited Partnership	FL

39.	Cheeseburger-Buckeye, Limited Partnership	FL

40.	Cheeseburger-Downer’s Grove, Limited Partnership	FL

41.	Cheeseburger-Illinois, Limited Partnership	FL

42.	Cheeseburger-Maryland, Limited Partnership	FL

43.	Cheeseburger-Michigan, Limited Partnership	FL

44.	Cheeseburger-Nebraska, Limited Partnership	FL

45.	Cheeseburger-Northern New Jersey, Limited Partnership	FL

46.	Cheeseburger-Northern Virginia, Limited Partnership	FL

47.	Cheeseburger-Ohio, Limited Partnership	FL

48.	Cheeseburger-South Carolina, Limited Partnership	FL

49.	Cheeseburger-South Eastern Pennsylvania, Limited Partnership	FL

	Name of Guarantor	Jurisdiction
50.	Cheeseburger-South Florida, Limited Partnership	FL

51.	Cheeseburger-Southern NY, Limited Partnership	FL

52.	Cheeseburger-West Nyack, Limited Partnership	FL

53.	Cheeseburger-Wisconsin, Limited Partnership	FL

54.	OS Asset, Inc.	FL

55.	OS Developers, LLC	FL

56.	OS Management, Inc.	FL

57.	OS Realty, LLC	FL

58.	OS Speedway, LLC	FL

59.	OS Tropical, LLC	FL

60.	OSF/CIGI of Evesham Partnership	FL

61.	OSI Gift Card Services, LLC	FL

62.	OSI International, LLC	FL

63.	Outback Catering Company, Limited Partnership	FL

64.	Outback Catering Company-II, Limited Partnership	FL

65.	Outback Catering of Pittsburgh, Ltd.	FL

66.	Outback Catering, Inc.	FL

67.	Outback Steakhouse International, LLC	FL

68.	Outback Steakhouse of Central Florida, Ltd.	FL

69.	Outback Steakhouse of Central Florida-II, Ltd.	FL

70.	Outback Steakhouse of Florida, LLC	FL

71.	Outback Steakhouse of Indianapolis, Ltd.	FL

72.	Outback Steakhouse of Kentucky, Ltd.	FL

73.	Outback Steakhouse of South Florida, Ltd.	FL

74.	Outback Steakhouse of Washington D.C., Ltd.	FL

	Name of Guarantor	Jurisdiction
75.	Outback Steakhouse-NYC, Ltd.	FL

76.	Outback/Alabama-I, Limited Partnership	FL

77.	Outback/Alabama-II, Limited Partnership	FL

78.	Outback/Bayou-I, Limited Partnership	FL

79.	Outback/Bayou-II, Limited Partnership	FL

80.	Outback/Billings, Limited Partnership	FL

81.	Outback/Bluegrass-I, Limited Partnership	FL

82.	Outback/Bluegrass-II, Limited Partnership	FL

83.	Outback/Buckeye-I, Limited Partnership	FL

84.	Outback/Buckeye-II, Limited Partnership	FL

85.	Outback/Carrabba’s Partnership	FL

86.	Outback/Central Mass, Limited Partnership	FL

87.	Outback/Charlotte-I, Limited Partnership	FL

88.	Outback/Chicago-I, Limited Partnership	FL

89.	Outback/Cleveland-I, Limited Partnership	FL

90.	Outback/Cleveland-II, Limited Partnership	FL

91.	Outback/DC, Limited Partnership	FL

92.	Outback/Denver-I, Limited Partnership	FL

93.	Outback/Detroit-I, Limited Partnership	FL

94.	Outback/East Michigan, Limited Partnership	FL

95.	Outback/Empire-I, Limited Partnership	FL

96.	Outback/Hawaii-I, Limited Partnership	FL

97.	Outback/Heartland-I, Limited Partnership	FL

98.	Outback/Heartland-II, Limited Partnership	FL

99.	Outback/Indianapolis-II, Limited Partnership	FL

100.	Outback/Metropolis-I, Limited Partnership	FL

	Name of Guarantor	Jurisdiction
101.	Outback/Mid Atlantic-I, Limited Partnership	FL

102.	Outback/Midwest-I, Limited Partnership	FL

103.	Outback/Midwest-II, Limited Partnership	FL

104.	Outback/Missouri-I, Limited Partnership	FL

105.	Outback/Missouri-II, Limited Partnership	FL

106.	Outback/Nevada-I, Limited Partnership	FL

107.	Outback/Nevada-II, Limited Partnership	FL

108.	Outback/New England-I, Limited Partnership	FL

109.	Outback/New England-II, Limited Partnership	FL

110.	Outback/New York, Limited Partnership	FL

111.	Outback/North Florida-I, Limited Partnership	FL

112.	Outback/North Florida-II, Limited Partnership	FL

113.	Outback/Phoenix-I, Limited Partnership	FL

114.	Outback/Phoenix-II, Limited Partnership	FL

115.	Outback/Shenandoah-I, Limited Partnership	FL

116.	Outback/Shenandoah-II, Limited Partnership	FL

117.	Outback/South Florida-II, Limited Partnership	FL

118.	Outback/Southwest Georgia, Limited Partnership	FL

119.	Outback/Stone-II, Limited Partnership	FL

120.	Outback/Utah-I, Limited Partnership	FL

121.	Outback/Virginia, Limited Partnership	FL

122.	Outback/West Florida-I, Limited Partnership	FL

123.	Outback/West Florida-II, Limited Partnership	FL

124.	Outback/West Penn, Limited Partnership	FL